R&D Day September 29, 2020 Exhibit 99.1

Forward-Looking Statements and Disclaimer Statements in this Presentation that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding BridgeBio Pharma, Inc.’s (the “Company’s”) research and clinical development plans, expected manufacturing capabilities, strategy, regulatory matters, market size and opportunity, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and the Company’s ability to complete certain milestones. 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Certain information contained in this Presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this Presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its own internal research is reliable, such research has not been verified by any independent source. The Company is the owner of various trademarks, trade names and service marks. Certain other trademarks, trade names and service marks appearing in this Presentation are the property of third parties. Solely for convenience, the trademarks and trade names in this Presentation are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

BridgeBio Pharma: Hope through rigorous science Our mission: To discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers

BridgeBio corporate overview Strategy Platform Products

Source: Claussnitzer et al., Nature 2020 Draft human genome High-throughput sequencing UKBiobank recruitment begins GWAS results catalogue initiated ClinVar launches >1 million GWAS samples Hundreds of monogenic disease-causing variants are discovered every year… …and common disease associations are increasing exponentially Genes that cause monogenic diseases Common disease GWAS associations We are at Day 1 in the era of genetic medicine

~ > US prevalence, mn Americans are living with a genetic diseases Of people affected are children Of these diseases have an approved therapy 57% of cancers have genetic drivers A vast opportunity to help patients ~27 million 50% Only 5% Source: Global Genes, American Cancer Society, American Heart Association, Alzheimer’s Association, Arthritis Foundation, Bailey et al., Cell 2018

Our strategy is simple Right playing field Genetic disease History teaches us about strategy: BBIO applications: Stay adaptive Beautiful science, NPV positive Right tenets No initial focus on TA, disease, or modality. Repeated application

Our organizational principles enable scale Simple rules repeated at many levels Simple rules – put patients first, think independently and let science speak, be efficient History teaches us about growth: BBIO applications: De-centralized approach – small teams that focus and are incented at the level of each asset, scale that allows for rapid failure, learning De-centralized cities grow with returns to scale, centralized companies slow with economies of scale

Result: Pipeline momentum 20+ programs Multiple $1B+ opportunities in Ph3 Two NDA submissions >10 INDs in 5 years BridgeBio founded 1 pipeline program 10 pipeline programs 3 clinical compounds 20 10 1

Increasing returns to scale – BridgeBio since IPO 7 INDs filed Six new clinical trials initiated (16 total), >350 trial sites across 25 countries NDA for MoCD Type A accepted, ODD & Fast Track received for 2L CCA program 8 new programs, including LGMD2i and ADH1, both in the clinic Achievement: TTR clinical data, DEB clinical data, CAH and Canavan pre-clinical data, achon pre-clinical data, TIO data

BridgeBio corporate overview Strategy Platform Products

Well described diseases than can be targeted at their source Tailored therapeutic technologies to create first or best-in-class medicines Broad clinical development capabilities across therapeutic areas and geographies Building the capabilities to deliver genetic medicines to patients globally Discover Novel genetic disease targets Create Medicines with industry-leading research capabilities Test Our drugs through global development footprint Deliver Our products to patients through commercial infrastructure BridgeBio drug engineering basics: our platform

Mining of large genotype-phenotype databases De novo target discovery Target validation Indication expansion Manual annotation and prioritization of the 7K known genetic diseases 15 current partnerships Our target identification engine is driven by three core areas of strength: Computational genomics / statistical genetics Systematic disease mapping Partnering with top academic researchers Capabilities to identify new genetic disease targets at scale Discover

Scientific insight and judgment from industry leaders with a proven track record Richard Scheller, PhD Chairman of R&D Charles Homcy, MD Founder and Chairman of Pharmaceuticals Frank McCormick, PhD Founder and Chairman of Oncology Len Post, PhD Advisor Phil Reilly, MD, JD Advisor Discover

Industry-leading capabilities across 4 modalities: Medicinal chemistry Gene therapy Molecular dynamics Reversible and irreversible chemistry Topical formulations Vector optimization Novel capsid engineering Analytical assay development Optimal use: Inhibition of GOF or allosteric activation of LOF mutations Optimal use: Replacement of intracellular protein in LOF diseases Therapeutic proteins Antisense oligonucleotides Large protein manufacturing Formulation expertise Comparability assay development Target mapping with functional genomics Activity screening assay development Novel backbone and base chemistry Optimal use: Replacement of extracellular protein in LOF diseases Optimal use: Inhibition of GOF or activation of WT allele in LOF diseases We select the optimal therapeutic modality to target each disease at its source Create GOF = gain-of-function, LOF = loss-of-function, WT = wild type

Mendelian Oncology Gene therapy Research leaders with a productive history developing novel therapeutics Create Uma Sinha, PhD Chief Scientific Officer Robert Zamboni, PhD Chemistry Eli Wallace, PhD Chief Scientific Officer, Oncology Pedro Beltran, PhD SVP, Biology Clayton Beard, PhD SVP, Research and Development

16 ongoing trials across 5 different therapeutic areas, >350 trial sites, and 25 countries Creative clinical and regulatory strategy, e.g., unique, nested Phase 3 trial design for acoramadis in ATTR Central operations toolkit for enrollment, protocol quality, site activation, CRO quality, regional performance Expert, dedicated R&D teams in each therapeutic area Cardio/renal: Jonathan Fox, MD, PhD Oncology: Susan Moran, MD Gene Therapy: Adam Shaywitz, MD, PhD Countries with BridgeBio trial sites Our global clinical development footprint Test

Global commercial infrastructure to leverage our drug and disease expertise Diagnostic partnerships to identify patients in need of our medicines Disease awareness strategies including close partnerships with patient advocacy groups Country-specific Early Access Programs (EAP) and patient assistance programs Commercial partners in strategic geographies: FGFRi and SHP2i in China: TTR in Japan: Matt Outten (CCO), Jennifer Cook (BOD), Brent Saunders (BOD) Key people: Building capabilities to deliver our products to patients across the globe Deliver MoCD type A in Israel:

Discover Novel genetic disease targets Create Medicines with industry-leading research capabilities Deliver Our products to patients through commercial infrastructure Test Our drugs through global development footprint 20+ Disclosed programs in the pipeline >10 INDs since 2015 16 Clinical trials across the globe 2 Product launches expected in 2021 The platform is delivering

BridgeBio corporate overview Strategy Platform Products

Our pipeline of 20+ development programs spans multiple therapeutic areas and drug modalities

Small molecule | Topical small molecule | Biologics | Gene therapy

Portfolio segment	Program	Drug mechanism	Diseases	Patient pop. (US+EU)	Modality
Mendelian	Acoramidis	TTR stabilizer	ATTR-CM	>400K	Small molecule
	Fosdenopterin	cPMP replacement	MoCD type A	100	Small molecule
	Infigratinib	Low-dose FGFR1-3i	Achondroplasia	55K	Small molecule
	Encaleret	CaSR antagonist	ADH1 / HP	12K[1] / 200K	Small molecule
	Zuretinol	Synthetic retinoid	IRD (RPE65 or LRAT)	3K	Small molecule
	BBP-418	Glycosylation substrate	LGMD2i	7K	Small molecule
	BBP-711	GO1 inhibitor	PH1 / FSF	5K / 1.5M	Small molecule
	BBP-671	PanK activator	PKAN / OA	7K	Small molecule
	BBP-761	Succinate prodrug	LHON	20K	Small molecule
	BBP-472	PI3Kβi	PTEN autism	120K	Small molecule
Genetic Dermatology	Patidegib[2]	Topical SMOi	Gorlin / BCC	120K	Topical small molecule
	BBP-589	Recombinant COL7	RDEB	1.5K	Biologics
	BBP-681	Topical PI3Kai	VM / LM	117K	Topical small molecule
	BBP-561	Topical KLK 5/7i	Netherton	11K	Topical small molecule
Targeted Oncology	Infigratinib	FGFR1-3i	FGFR+ tumors	37K	Small molecule
	BBP-398	SHP2i	Multiple tumors	>500K	Small molecule
	BBP-454	Pan-mutant KRASi	KRAS+ tumors	>500K	Small molecule
	BBP-954	GPX4i	Multiple tumors	>500K	Small molecule
Gene Therapy	BBP-631	21-OH gene therapy	CAH	>75K	Gene therapy
	BBP-812	ASPA gene therapy	Canavan	1K	Gene therapy
	BBP-815	TMC1 gene therapy	Genetic hearing loss	10K	Gene therapy

Development stage columns: Preclinical (Discovery, IND-enabling); Clinical (Phase1, Phase 2, Phase 3)


Preclinical
Clinical
Discovery
IND-enabling
Phase1
Phase 2
Phase 3
NDA filed

1 US carriers; 2 We are party to an option agreement pursuant to which LEO Pharma A/S has been granted an exclusive, irrevocable option to acquire PellePharm, including the BBP-009 program. If the option is exercised by LEO Pharma A/S, we will no longer have rights to develop and commercialize BBP-009.

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Four core value drivers over the next 12-24 months

Program	Opportunity size	Status	Upcoming event(s)
Acoramidis: TTR stabilizer for ATTR	>400K	ATTR-CM Ph3 ongoing	☐ Topline Ph3 part A data late-2021 / early-2022 ☐ Topline Ph3 part B data 2023
Low-dose infigratinib (FGFRi) for achondroplasia	55K	Enrolling Ph2 study	✓ Dose first child ☐ Phase 2 data 2021
Gene therapy for congenital adrenal hyperplasia (BBP-631)	>75K	GLP tox ongoing	☐ File IND ☐ Phase 1/2 data 2021
Encaleret: CaSR inhibitor for autosomal dominant hypocalcemia type 1 (ADH1)	12K	Ph2 ongoing	✓ FPI in Ph2 study ☐ Phase 2 data 2021

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A pipeline with multi-blockbuster potential $1B+ opportunities in the pipeline Acoramidis for ATTR CM and PN Low-dose infigratinib for achondroplasia AAV5 gene therapy for congenital adrenal hyperplasia High-dose infigratinib for adjuvant urothelial carcinoma Pan-mutant KRAS inhibitor for KRAS+ cancer SHP2 inhibitor for RAS and kinase mutant cancer GPX4 inhibitor for multiple tumor types GO1 inhibitor for frequent kidney stone formers 8

Thank you to our speakers

Speaker		Related program
	**Ravi Saravirayan, MD, PhD** Professor and Group Leader, Murdoch Children's Research Institute Head of Clinical Genetics Services at the Victorian Clinical Genetic Services	Low-dose infigratinib (FGFRi) for achondroplasia
	**Julian Gillmore, MD, PhD** Head, Centre for Amyloidosis & Acute Phase Proteins, University College London	Acoramidis: TTR stabilizer for ATTR cardiomyopathy
	**Kyriakie (Kiki) Sarafoglou, MD** Associate Professor, University of Minnesota Medical School and College of Pharmacy	Gene therapy for congenital adrenal hyperplasia (BBP-631)
	**Michael Collins, MD** Chief of the Skeletal Disorders and Mineral Homeostasis Section, National Institutes of Health	Encaleret: CaSR inhibitor for autosomal dominant hypocalcemia type 1 (ADH1)
	**Frank McCormick, PhD** BridgeBio Chairman of Oncology Professor, Helen Diller Family Comprehensive Cancer Center University of California San Francisco	Oncology research, KRAS

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